Exhibit 99.1

Alto Ingredients, Inc. Reports First Quarter 2026 Results

Q1 2026 Gross Profit of $9.2 Million Increased $11.0 Million
Q1 2026 Net Income of $4.0 Million, or $0.05 per Share, Improved $16.0 Million
Q1 2026 Adjusted EBITDA of $4.7 Million Improved $9.1 Million Compared to Q1 2025

Pekin, Ill., May 6, 2026 – Alto Ingredients, Inc. (NASDAQ: ALTO), a producer and distributor of renewable fuels, essential ingredients and specialty alcohols, reported its financial results for the quarter ended March 31, 2026.

“In a seasonally weak period for Alto and the industry, we delivered profitability on an adjusted EBITDA and net income basis through the contributions of strong export sales, higher crush margins and incremental earnings from Section 45Z tax credits. Even without the contribution of the tax credits we were profitable,” said President and Chief Executive Officer Bryon McGregor. “Our strategic realignment, combined with our efforts to improve our operational model and the stability of our business have enhanced our earnings power.”

Added Mr. McGregor, “Looking ahead, our priorities are straightforward: improve utilization and reliability; execute our 2026 optimization and capital projects on time and on budget; and leverage the flexibility we have with multiple revenue streams to respond to market shifts and perform profitably through commodity cycles. In addition, we are focused on expanding the value we capture from 45Z tax credits and on optimally monetizing the value of our biogenic CO2 production across our facilities to lower our carbon footprint. Through our focus on these priorities, we remain committed to enhancing the value of our assets.”

Financial Results for the Three Months Ended March 31, 2026 Compared to 2025

●	Net sales were $224.7 million, compared to $226.5 million.

●	Cost of goods sold was $215.5 million, compared to $228.3 million.

●	Gross profit was $9.2 million, compared to a gross loss of $1.8 million. Gross profit was positively impacted by an $8.1 million net unrealized gain on derivatives.

●	Selling, general and administrative expenses were $6.7 million, compared to $7.2 million.

●	Interest expense was $2.2 million, compared to $2.7 million.

●	Net income attributable to common stockholders was $4.0 million, or $0.05 per diluted share, compared to a net loss of $12.0 million, or $0.16 per share.

●	Adjusted EBITDA was $4.7 million, compared to negative $4.4 million, an increase of $9.1 million.

Cash and cash equivalents at March 31, 2026 were $20.3 million, compared to $23.4 million at December 31, 2025. The company’s borrowing availability at March 31, 2026 was $94.3 million, including $29.3 million under the company’s operating line of credit and $65 million under its term loan facility.

First Quarter 2026 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, May 6, 2026, and will deliver prepared remarks via webcast followed by a question-and-answer session.

To receive a number and unique PIN by email, register here. To dial directly up to 20 minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. Alternatively, the webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com and will be available for one year.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision (benefit) for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense, excess insurance proceeds and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ expectations around profitability and executing on opportunities to grow earnings, including through improved utilization and reliability, optimization and capital projects, monetizing additional Section 45Z tax credits and monetizing the value of its biogenic CO2 to lower its carbon footprint; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; Alto Ingredients’ ability to timely and within budget execute on its optimization and capital projects; Alto Ingredients’ ability to expand and monetize the value of its CO2 production to lower its carbon footprint; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities, and realize the expected results, under existing and new legislation, including the Section 45Z regulations, and to successfully apply for and receive anticipated credit amounts. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2026.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Jody Burfening, Alliance Advisors Investor Relations, 212-838-3777,

Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net sales	$224,680	$226,540
Cost of goods sold	215,461	228,347
Gross profit (loss)	9,219	(1,807)
Selling, general and administrative expenses	6,699	7,190
Income (loss) from operations	2,520	(8,997)
Interest expense, net	(2,198)	(2,729)
Transferable tax credits, net	3,900	—
Other income, net	49	47
Income (loss) before provision for income taxes	4,271	(11,679)
Provision for income taxes	—	—
Net income (loss)	$4,271	$(11,679)
Preferred stock dividends	$(312)	$(312)
Net income (loss) attributable to common stockholders	$3,959	$(11,991)
Net income (loss) per share, basic	$0.05	$(0.16)
Net income (loss) per share, diluted	$0.05	$(0.16)
Weighted-average shares outstanding, basic	74,789	73,836
Weighted-average shares outstanding, diluted	76,639	73,836

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

ASSETS	March 31, 2026	December 31, 2025
Current Assets:
Cash and cash equivalents	$20,309	$23,415
Restricted cash	1,334	2,258
Accounts receivable, net	59,700	55,069
Inventories	52,831	61,676
Derivative instruments	7,831	525
Transferable tax credits, net	11,530	7,500
Other current assets	5,017	5,474
Total current assets	158,552	155,917
Property and equipment, net	193,199	198,501
Other Assets:
Right of use operating lease assets, net	17,215	16,931
Intangible assets, net	7,419	7,574
Other assets	9,908	9,863
Total other assets	34,542	34,368
Total Assets	$386,293	$388,786

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2026	December 31, 2025
Current Liabilities:
Accounts payable	$19,303	$14,509
Accrued liabilities	12,332	16,691
Current portion – long-term debt	—	16,600
Current portion – operating leases	4,975	4,958
Derivative instruments	301	1,067
Other current liabilities	4,741	5,246
Total current liabilities	41,652	59,071

Long-term debt	73,056	63,027
Operating leases, net of current portion	13,240	13,012
Other liabilities	8,467	8,435
Total Liabilities	136,415	143,545

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of March 31, 2026 and December 31, 2025 Series B: 927 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,946 and 77,307 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	78	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,052,472	1,051,795
Accumulated other comprehensive income	5,461	5,461
Accumulated deficit	(808,134)	(812,093)
Total Stockholders’ Equity	249,878	245,241
Total Liabilities and Stockholders’ Equity	$386,293	$388,786

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended March 31,
(in thousands) (unaudited)	2026	2025
Net income (loss)	$4,271	$(11,679)
Adjustments:
Interest expense	2,198	2,729
Interest income	(77)	(84)
Unrealized derivatives gains	(8,073)	(1,634)
Depreciation and amortization expense	6,366	6,266
Total adjustments	414	7,277
Adjusted EBITDA	$4,685	$(4,402)

Segment Financials

(in thousands) (unaudited)	Three Months Ended March 31,
	2026	2025
Net sales
Pekin Campus production:
Alcohol sales	$107,952	$107,234
Essential ingredient sales	43,993	44,618
Intersegment sales	262	297
Total Pekin Campus sales	152,207	152,149
Marketing and distribution:
Alcohol sales	$47,326	$49,058
Intersegment sales	2,450	2,506
Total marketing and distribution sales	49,776	51,564
Western production:
Alcohol sales	$16,680	$16,194
Essential ingredient sales	7,280	7,808
Intersegment sales	399	264
Total Western production sales	24,359	24,266

Corporate and other	1,449	1,628
Intersegment eliminations	(3,111)	(3,067)
Net sales as reported	$224,680	$226,540
Cost of goods sold:
Pekin Campus production	$144,021	$155,222
Marketing and distribution	46,037	47,650
Western production	25,502	25,524
Corporate and other	1,036	1,681
Intersegment eliminations	(1,135)	(1,730)
Cost of goods sold as reported	$215,461	$228,347
Gross profit (loss):
Pekin Campus production	$8,186	$(3,073)
Marketing and distribution	3,739	3,914
Western production	(1,143)	(1,258)
Corporate and other	413	(53)
Intersegment eliminations	(1,976)	(1,337)
Gross profit (loss) as reported	$9,219	$(1,807)

Sales and Operating Metrics (unaudited)

(in thousands) (unaudited)	Three Months Ended March 31,
	2026	2025
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	31.2	32.6
Western production renewable fuel gallons sold	8.2	8.3
Third party renewable fuel gallons sold	23.5	24.4
Total renewable fuel gallons sold	62.9	65.3
Specialty alcohol gallons sold	23.0	24.3
Total gallons sold	85.9	89.6

Sales Price per Gallon
Pekin Campus	$2.00	$1.90
Western production	$2.03	$1.95
Marketing and distribution	$2.01	$2.01
Average sales price per gallon	$2.00	$1.93

Alcohol Production (gallons in millions)
Pekin Campus	51.2	54.3
Western production	7.9	8.3
Total	59.1	62.6

Corn Cost per Bushel
Pekin Campus	$4.45	$4.65
Western production	$5.54	$5.95
Total	$4.58	$4.81

Sales and Operating Metrics (unaudited)

(in thousands) (unaudited)	Three Months Ended March 31,
	2026	2025
Average Market Metrics
PLATTS Ethanol price per gallon	$1.73	$1.71
CME Corn cost per bushel	$4.38	$4.72
Board corn crush per gallons (1)	$0.17	$0.02

Essential Ingredients Sold (thousand tons)
Pekin Campus:
Distillers grains	80.4	90.7
CO2	43.3	45.3
Corn wet feed	29.9	34.5
Corn dry feed	21.0	23.8
Corn oil and germ	18.1	19.6
Corn meal	9.5	9.4
Syrup and other	9.2	8.2
Yeast	6.1	6.4
Total Pekin Campus essential ingredients sold	217.5	237.9

Western production:
Distillers grains	60.1	58.1
CO2	12.8	12.6
Corn oil	0.8	1.4
Syrup and other	0.8	0.8
Total Western production essential ingredients sold	74.5	72.9

Total Essential Ingredients Sold	292.0	310.8

Essential ingredients return % (2)
Pekin Campus return	54.0%	48.0%
Western production return	49.9%	49.0%
Consolidated total return	53.4%	48.2%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.
(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

####